Exhibit 23.1

Consent of Independent Certified Public Accountants

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-38864 and 333-109017) pertaining to the Nabi 2000 Employee Stock Purchase Plan of Nabi Biopharmaceuticals of our report dated March 26, 2004, with respect to the financial statements of the Nabi 2000 Employee Stock Purchase Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

/s/    Ernst & Young LLP

Fort Lauderdale, Florida

March 26, 2004